EXHIBIT 99.1

Media Contact:                    Investor Relations Contacts:
Evelyn Mitchell                    List Underwood or Dana Nolan
Regions Financial Corporation            Regions Financial Corporation
205-264-4551                        205-581-7890

Regions Financial Corp. Releases Dodd-Frank Act Stress Test Results
BIRMINGHAM, Ala. – March 5, 2015 –Regions Financial Corporation (NYSE:RF) today disclosed the results of its company-administered Dodd-Frank Act Stress Test (DFAST) in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act.
DFAST is a forward-looking exercise conducted by the Federal Reserve and large financial companies supervised by the Federal Reserve. The exercise helps assess whether institutions have sufficient capital to absorb losses and support operations during adverse economic and financial market conditions over a period of nine quarters.
Regions’ company-administered DFAST results are posted on the Investor Relations section of regions.com within the regulatory disclosures area.
About Regions Financial Corporation
Regions Financial Corporation (NYSE:RF), with $120 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, mortgage, and insurance products and services. Regions serves customers in 16 states across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,650 banking offices and 2,000 ATMs. Additional information about Regions and its full line of products and services can be found at www.regions.com.

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